SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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MAREX, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PROXY STATEMENT
PROPOSAL NO. 1 - ELECTION OF DIRECTORS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
REPORT OF THE AUDIT COMMITTEE
REPORT OF THE COMPENSATION COMMITTEE
EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS
EXECUTIVE COMPENSATION
PROPOSAL NO. 2 RATIFICATION OF THE APPOINTMENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
SHAREHOLDER PROPOSALS
ANNUAL REPORT
OTHER MATTERS

MAREX, INC.
5835 Blue Lagoon Drive, 4th Floor
Miami, Florida 33126

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON JUNE 5, 2002

To our shareholders:

     The Annual Meeting of Shareholders (the “Annual Meeting”) of Marex, Inc. (the “Company”) will be held at the Sonesta Hotel & Suites Coconut Grove, 2889 McFarlane Road, Coconut Grove, Florida 33133, on Wednesday, June 5, 2002, at 10:00 a.m., for the following purposes:

     (1)  To elect directors of the Company, each to serve until the 2003 Annual Meeting or until his successor has been duly elected and qualified;

     (2)  To ratify the appointment of Kaufman, Rossin & Co., P.A. as independent certified public accountants of the Company for the year ending December 31, 2002; and

     (3)  To transact any other business that properly comes before the Annual Meeting or any adjournments or postponements thereof.

     The Board of Directors has fixed the close of business on March 28, 2002 as the record date for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting or any adjournments or postponements thereof.

     Whether or not you expect to be present, the Company requests that you sign and date the enclosed proxy card as promptly as possible and return it in the enclosed envelope. No postage is required if mailed in the United States.

     All shareholders are cordially invited to attend the Annual Meeting.

By Order of the Board of Directors,

/s/ David A. Schwedel DAVID A. SCHWEDEL Chairman of the Board of Directors and Chief Executive Officer

Miami, Florida
April 30, 2002

MAREX, INC.
5835 Blue Lagoon Drive, 4th Floor
Miami, Florida 33126

PROXY STATEMENT
FOR
ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD JUNE 5, 2002

     Marex, Inc., a Florida corporation (the “Company”), is furnishing this Proxy Statement to its shareholders in connection with the solicitation of proxies to be voted at an Annual Meeting of Shareholders (the “Annual Meeting”) of the Company to be held on Wednesday, June 5, 2002, at 10:00 a.m. Proxies will be used for the following purposes: (1) to elect directors of the Company, each to serve until the 2003 Annual Meeting or until his successor has been duly elected and qualified; (2) to ratify the appointment of Kaufman, Rossin & Co., P.A. as independent certified public accountants of the Company for the year ending December 31, 2002; and (3) to transact any other business that properly comes before the Annual Meeting or any adjournments or postponements thereof. The approximate date on which this Proxy Statement and accompanying form of proxy will first be sent to the Company’s shareholders is April 30, 2002.

     THIS SOLICITATION IS MADE ON BEHALF OF THE COMPANY BY THE BOARD OF DIRECTORS OF THE COMPANY (the “Board of Directors” or the “Board”). Costs of the solicitation will be paid by the Company. The Company will reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy material to shareholders.

     Holders of record of Common Stock, par value $.01 per share (the “Common Stock”), and of Series A1 Convertible Preferred Stock, par value $.01 per share (the “Preferred Stock”), of the Company as of the close of business on March 28, 2002 are entitled to receive notice of, and to vote at, the Annual Meeting. The outstanding Common Stock and Preferred Stock are the only classes of securities of the Company entitled to vote at the Annual Meeting. Each share of Common Stock entitles its holder to one vote and each share of Preferred Stock entitles its holder to 7.69 votes. Shareholders are not permitted to cumulate their shares for the purpose of voting. At the close of business on March 28, 2002, there were 7,635,848 shares of Common Stock issued and outstanding and 301,750 shares of Preferred Stock outstanding.

     Unless contrary instructions are indicated on the proxy, all shares represented by valid proxies received in time to be voted at the Annual Meeting (and not revoked before they are voted) will be voted “FOR” (i) the election of the three (3) nominees for director recommended by the Board and (ii) the ratification of the appointment of Kaufman, Rossin & Co., P.A. as independent certified public accountants of the Company for the year ending December 31, 2002. If any other business properly comes before the Annual Meeting and is submitted to a vote of shareholders, then proxies received by the Board of Directors will be voted in accordance with the best judgment of the designated proxy holders. A shareholder may revoke his or her proxy at any time before exercise by delivering to the Secretary of the Company a written notice of such revocation, by filing with the Secretary of the Company a duly executed proxy bearing a later date, or by voting in person at the Annual Meeting.

     Shares represented by proxies that reflect abstentions or “broker non-votes” (i.e., shares held by a broker or nominee which are represented at the Annual Meeting, but with respect to which such broker or nominee is not empowered to vote on a particular proposal) will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum. Directors will be elected by a favorable vote of a plurality of the shares cast at the Annual Meeting, providing a quorum is present. The three nominees who receive the greatest number of votes cast in this manner will become directors upon the tabulation of votes. The ratification of the appointment of Kaufman, Rossin & Co., P.A. as independent certified public accountants of the Company for the year ending December 31, 2002, and all other proposals which properly come before the Annual Meeting will be approved by a favorable vote where the number of shares voted for the proposal exceed the number of shares voted against said proposal at the Annual Meeting, providing that a quorum is present.

     The principal executive offices of the Company are located at 5835 Blue Lagoon Drive, 4th Floor, Miami, Florida 33126. The Company’s telephone number is (305) 285-2003.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

     The Company’s Board is currently comprised of three directors. Directors are elected by the shareholders at each annual meeting of shareholders to serve until the 2003 Annual Meeting or until their successors are duly elected and qualified. The Board held seven meetings and took action four times by unanimous written consent during 2001. No director attended fewer than 75% of the aggregate of (i) the meetings held by the Board and (ii) the meetings of any Board Committee on which he served.

Directors/Nominees

     The names of the nominees for election to the Board of Directors at the Meeting, and certain information about them, are included below. All director nominees have consented to serve, if elected.

Name	Age	Title

David A. Schwedel	36	Chairman of the Board of Directors and Chief Executive Officer

Clifford Grossman	37	Director (1)(2)

Jeffrey Peck	42	Director (1)(2)

(1)	Member of the Audit Committee

(2)	Member of the Compensation Committee

     Mr. Schwedel has served as Chairman of the Board of Directors and Chief Executive Officer of the Company since 1992, when he founded the Company. Mr. Schwedel also served as President since 1992. Mr. Schwedel has over 15 years experience in the marine industry as well as over 10 years of hands-on experience in business development and corporate communications.

     Mr. Grossman has served as a Director of the Company since April 2002. Since 1999, Mr. Grossman has served as President of Ford Allen, Inc., a private equity firm. Mr. Grossman has over 15 years of experience in the financial services industry. Mr. Grossman commenced his financial career at E.F. Hutton and later moved to become a senior equity trader with a leading NASD wholesale market maker where he eventually made markets in more than 250 equities.

     Mr. Peck has served as Director of the Company since April 2002. Since 1983, Mr. Peck has served as President of Southern Refrigeration Engineers, Inc., a transport refrigeration repair, service and leasing company. Since 1990, Mr. Peck has owned A1 Portable Power & Air, an on site air conditioning company servicing special events such as the Super Bowl and Olympic Games in Atlanta. Mr. Peck participates in several civic organizations such as University of Miami Sylvester Comprehensive Cancer Center, Cystic Fibrosis Foundation, Miami Dolphins Charities (Committee Chairman), Hunters Hope Foundation/Jim Kelly Enterprises, Port Everglades Port Association (Board Member) and U.S. Intermodal Association.

Board Committees

     The functions of the Audit Committee of the Board and its activities during fiscal 2001 are described below under the heading Report of the Audit Committee. During the year ended December 31, 2001, the Audit Committee held three meetings. During 2001, the members of the Audit Committee were Messrs. Gallagher, Glazer and Trombino (Chairman). During March 2002, Mr. Trombino resigned from the Board and Audit Committee. During April 2002, Messrs. Gallagher and Glazer resigned from the Board and Audit Committee. Subsequently, Messrs. Grossman and Peck were appointed to the Board and the Audit Committee.

     The Compensation Committee of the Board (the “Compensation Committee”) reviews and approves the compensation and benefits for the Company’s key executive officers, administers the Company’s employee benefit plans and makes recommendations to the Board regarding such matters. The Compensation Committee did not hold any meetings during 2001. During 2001, the members of the Compensation Committee were Messrs. Gallagher, Glazer (Chairman) and Harris. During April 2002, Messrs. Gallagher, Glazer and Harris resigned from the Board and Compensation Committee. Subsequently, Messrs. Grossman and Peck were appointed to the Board and the Compensation Committee.

Compensation Committee Interlocks and Insider Participation

     No officer, former officer, employee or former employee served as a member of the Compensation Committee during 2001. No interlocking relationship exists between the Board or Compensation Committee and the board of directors or compensation committee of any other company, nor has any such interlocking relationship existed in the past.

Director Compensation

     Directors do not receive any cash fees for their service on the Board or any Board Committees, but are entitled to reimbursement of all reasonable out-of-pocket expenses incurred in connection with their attendance at Board and Board Committee meetings. They are also eligible for participation in the Company’s Amended and Restated 1997 Stock Option Plan and the Company’s 1996 Incentive Stock Option Plan, as described below. Messrs. Gallagher, Glazer, Harris and Trombino were each granted 150,000 options for their initial appointment as directors and an additional 150,000 options in January 2001. With the exception of 150,000 options issued to Mr. Harris at an exercise price below the quoted market price, the stock options were issued at an exercise price that is the greater of one dollar per share, the fair market value of the Common Stock on the date of grant or the book value per share on the date of grant. Messrs. Grossman and Peck have not been granted stock options. Stock options granted to directors generally vest over a four-year period.

     THE BOARD RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THE NOMINATED DIRECTORS

____________________

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth, as of March 28, 2002, certain information known by the Company with respect to the ownership of shares of capital stock of the Company as to (i) all persons who are beneficial owners of more than 5% of any class of capital stock of the Company, (ii) each director of the Company, (iii) each executive officer of the Company, and (iv) the directors and executive officers of the Company as a group. The percentage ownership is based on 7,635,848 shares of Common Stock and 301,750 shares of Preferred Stock outstanding as of March 28, 2002. Options to purchase shares of Common Stock which are exercisable within 60 days of March 28, 2002 are deemed outstanding for the purpose of computing the percentage ownership of the person holding such options, but are not deemed outstanding for computing the percentage ownership of any other person. As a result, the percentage of outstanding shares of any person shown in the following table may not reflect the person’s actual voting power.

	Amount of Beneficial Ownership of
	Common Stock

	Total Shares		Percentage of
Name of Beneficial Owner	Beneficially Owned		Outstanding Shares

David A. Schwedel(1)	2,134,000	(2)	26.8%

Daniel F. Gallagher(1)(9)	90,000	(3)	1.2%

George Glazer(1)(10)	60,000	(4)	0.8%

Robert C. Harris, Jr.(1)(11)	175,000	(5)	2.2%

All executive officers and directors(1)(4 persons)	2,459,000	(6)	29.8%

5% SHAREHOLDERS:

Brown Simpson Partners I, Ltd.	1,538,462	(7)	16.8%
Brown Simpson Asset Management, LLC
152 West 57th Street, 40th Floor
New York, New York 10029

Clifford Grossman(12)	645,744	(8)	8.5%
550 Brickell Ave
Penthouse II
Miami, FL 33131

(1)	Address is c/o the Company’s principal offices at 5835 Blue Lagoon Drive, 4th Floor, Miami, Florida 33126.
(2)	Includes (i) fully vested options held by Mr. Schwedel to purchase 320,000 shares of Common Stock, (ii) warrants issued to DAS Consulting, Inc., a corporation wholly owned by David Schwedel, exercisable at any time for 3,000 shares of Common Stock and (iii) 1,761,000 shares held by DAS Family Holdings, L.P., a Delaware limited partnership whose partnership interests are owned by Mr. Schwedel’s living trust.
(3)	Consists of fully vested options to purchase 90,000 shares of Common Stock.
(4)	Consists of fully vested options to purchase 60,000 shares of Common Stock.
(5)	Includes fully vested options to purchase 150,000 shares of Common Stock.
(6)	Consists of fully vested options to purchase 620,000 shares of Common Stock and warrants exercisable at any time for 3,000 shares of Common Stock.
(7)	Consists of 200,000 shares of Preferred Stock that are convertible into 1,538,462 shares of Common Stock.
(8)	Based on information contained in a schedule 13G filed with the SEC on November 22, 1999, Mr. Grossman has sole power to vote and dispose of 645,744 shares of Common Stock including, 183,244 shares owned by CG Capital Corp. and 288,000 shares owned by CG Delaware Holdings, L.P. Mr. Grossman is also the trustee with respect to 68,000 shares of Common Stock held by various trusts, and claims no pecuniary interest in such shares.
(9)	Mr. Gallagher resigned as Director in April 2002.
(10)	Mr. Glazer resigned as Director in April 2002.
(11)	Mr. Harris resigned as Director in April 2002.
(12)	Mr. Grossman was appointed as Director in April 2002.

	Amount of Beneficial Ownership of
	Preferred Stock

	Total Shares	Percentage of
Name of Beneficial Owner	Beneficially Owned	Outstanding Shares

Brown Simpson Partners I, Ltd. (1)	200,000	75.0%
Brown Simpson Asset Management, LLC
152 West 57th Street, 40th Floor
New York, NY 10029

Royal Bank of Canada (1)	46,750	17.5%
c/o RBC Dominion Securities
One Liberty Plaza - 2nd Floor
165 Broadway
New York, NY 10006

Genmar Holdings, Inc. (1)	20,000	7.5%
Genmar Holdings, Inc.
100 South 5th Street, Suite 2400
Minneapolis, MN 55402

(1)	In no event shall any Preferred Stock holder have the right or be required to convert shares of Series A1 Preferred Stock if as a result of such conversion the aggregate number of shares of Common Stock beneficially owned by such holder and its affiliates would exceed 4.99% of the outstanding shares of the Common Stock following such conversion, unless said provision is waived by the holder not less than sixty-five days prior to conversion.

SECTION 16(A)

BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     The Company believes that during 2001 all filing requirements applicable to the officers, directors and beneficial 10% shareholders of the Company under Section 16(a) of the Securities Exchange Act of 1934 were complied with, except that one officer, Edward H. Codispoti, and one director, Michael A. Cusumano, made late filings on Form 3 upon becoming subject to section 16(a).

REPORT OF THE AUDIT COMMITTEE

     In accordance with its written charter adopted by the Board of Directors on May 25, 2000, the Audit Committee assists the Board of Directors in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Company. The Audit Committee relies on the work and assurances of the Company’s management, which is responsible for the financial statements and the financial reporting process, and of the independent auditors whose report expresses an opinion on the conformity of the Company’s audited financial statements to accounting principles generally accepted in the United States.

     The Audit Committee reviewed and discussed the Company’s financial statements with management and the independent auditors prior to their issuance. Management advised the Audit Committee that the Company’s financial statements were prepared in accordance with accounting principles generally accepted in the United States. The Audit Committee also discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

     The Audit Committee received from the independent auditors the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and discussed with the independent auditors their independence from Marex and its management. The Audit Committee has also considered whether the independent auditors’ provision of non-audit services to Marex is compatible with the auditors’ independence. Based on the work described above, the Audit Committee confirmed the independence of the Company’s auditors.

     In reliance on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board of Directors has approved, that Marex’s audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2001, for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE

Roger Trombino (Chairman)(1)

Daniel F. Gallagher(1)

George Glazer(1)

(1)  The Report of the Audit Committee was filed prior to the Record Date. The current composition of the Audit Committee consists of Messrs. Grossman (Chairman) and Peck. Mr. Trombino resigned from our Board during March 2002. Messrs. Gallagher and Glazer resigned from our Board during April 2002.

REPORT OF THE COMPENSATION COMMITTEE

     The executive compensation program of Marex, Inc. is designed to: (i) attract and retain high-performing executives; (ii) focus executives on increasing shareholder value by awarding them stock-based compensation directly linked to improvements in shareholder return; (iii) compensate executives based on the Company’s performance relative to its competitors and improvements in the Company’s performance over time; and (iv) create a performance-oriented environment in which executives can earn increased levels of compensation by achieving superior annual and long-term business results.

     The compensation program for executive officers consists of three principal elements: (i) salaries; (ii) discretionary bonuses; and (iii) stock options. The compensation program is designed to set total compensation opportunity (salary, annual bonus and stock options) at a level that is competitive with the median level of total compensation paid to similarly positioned executives at comparable companies. The Compensation Committee believes that this three-part approach best serves the interest of the Company and its stockholders. It enables the Company to meet the requirements of the highly competitive environment in which it operates in while ensuring the achievement of short-term and long-term goals.

     Salaries - The Compensation Committee reviews salaries annually. Salaries are based on the competitive marketplace for comparable jobs. Individual salaries are determined by the Compensation Committee after evaluating the executive’s experience, level and scope of responsibility within the Company, and individual performance.

     Bonus - Annual discretionary bonus opportunities induce executive officers to achieve financial and strategic goals, which are directly linked with the development of the Company. Under the bonus plan, the Compensation Committee determines the amount of the bonus based on the achievement of financial and strategic goals and other relevant factors. Among factors to be considered by the Compensation Committee is the recommendation of the Chief Executive Officer with respect to the compensation of the Company’s key executive officers.

     Stock Options - The Company awards stock options to better align the interests of its executive officers with those of its shareholders in increasing shareholder value. Stock options are granted at no less than 100% of the fair market value of the Company’s Common Stock on the date of grant and vest over a four-year period. Because stock options provide value only in the event of share price appreciation, the Compensation Committee believes stock options represent an important component of the Company’s executive compensation program.

     The Company’s Chief Executive Officer’s annual salary was increased pursuant to an employment agreement that was effective January 1, 1999.

COMPENSATION COMMITTEE

George Glazer (Chairman)(1)

Daniel F. Gallagher(1)

Robert C. Harris, Jr.(1)

(1)  The Report of the Compensation Committee was filed prior to the Record Date. The current composition of the Compensation Committee consists of Messrs. Peck (Chairman) and Grossman. Messrs. Glazer, Gallagher and Harris resigned from our Board during April 2002.

EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

     None.

EXECUTIVE COMPENSATION

Summary Compensation Table

     The following is the aggregate annual remuneration of the Company’s executive officers for the lesser of: (i) the last three fiscal years or (ii) the executive officer’s tenure with the Company.

					Long-Term Compensation

		Annual Compensation			Awards		Payouts

				Other		Securities		All
				Annual	Restricted	Underlying	LTIP	Other
Name and		Salary	Bonus	Compensation	Stock	Options	Payouts	Compensation
Principal Position	Year	($)	($)	($)(1)	Award(s)($)	(#)	($)	($)

David A. Schwedel	2001	248,961	—	—	—	225,000	—	—
President and Chief	2000	160,000	840,000	—	—	—	—	—
Executive Officer	1999	130,000	165,000	—	—	230,000	—	—

Edward H. Codispoti(4)	2001	104,038	—	—	—	55,000	—	—
Senior Vice President,	2000	94,153	10,000	—	—	7,500	—	—
Finance and Principal	1999	25,096	3,834	—	—	20,000	—	—
Accounting Officer

Michelle M. Miller	2001	124,616	—	—	—	225,000	—	18,632	(5)
President and Chief	2000	178,385	44,596	—	—	—	—	—
Operating Officer	1999	39,981	19,663	—	—	225,000	—	35,000	(2)

Kenbian A. Ng	2001	127,500	—	—	—	95,000	—	42,500	(6)
Chief Financial Officer	2000	139,411	34,853	—	—	—	—	—
	1999	80,385	39,583	—	—	95,000	—	—

Timothy W. Richardson	2001	—	—	—	—	—	—	78,884	(7)
Chief Information Officer	2000	74,250	—	—	—	—	—	127,240	(7)
	1999	86,308	42,213	—	—	200,000	—	35,750	(3)

(1)	Personal benefits received do not exceed $50,000 or 10% of such officer’s salary and bonus for the years reported.

(2)	Consists of a sign on bonus.

(3)	Consists of a relocation allowance.

(4)	Mr. Codispoti served as Senior Vice President, Finance and Principal Accounting Officer from September 2001 to March 2002.

(5)	Ms. Miller served as Chief Operating Officer from October 1999 to July 2001 and as President from January 2001 to July 2001. Amount is comprised of accrued benefits payments.

(6)	Mr. Ng served as Chief Financial Officer from March 1999 to September 2001. Amount is comprised of severance payments.

(7)	Mr. Richardson served as Chief Information Officer of the Company from June 1999 to June 2000. Amount is comprised of severance payments.

Option Grants In Last Fiscal Year

     The following table sets forth option grants to the Company’s executive officers during the year ended December 31, 2001:

					Potential Realizable Value
					at Assumed Annual Rate
					of Stock Price
					Appreciation for Option
	Individual Grants				Term (1)

	Number of	Percent of
	Securities	Total Options	Exercise
	Underlying	Granted to	or Base
	Options	Employees in	Price	Expiration
Name	Granted	Fiscal Year	($/Sh)	Date	5%	10%

David A. Schwedel	225,000	12.6%	2.38	1/29/06	147,949	326,928
Edward H. Codispoti(2)	10,000	0.6%	0.60	10/18/06	1,658	3,663
Edward H. Codispoti(2)	45,000	2.5%	0.33	12/19/06	4,103	9,066
Michelle M. Miller(3)	225,000	12.6%	2.38	1/29/06	147,949	326,928
Kenbian A. Ng(4)	95,000	5.3%	2.38	1/29/06	62,467	138,036

(1)	The 5% and 10% assumed annual rate of stock price appreciation are set forth by the Securities and Exchange Commission and therefore, are not intended to forecast possible future appreciation.

(2)	Mr. Codispoti served as Senior Vice President, Finance and Principal Accounting Officer from September 2001 to March 2002.

(3)	Ms. Miller served as Chief Operating Officer from October 1999 to July 2001 and as President from January 2001 to July 2001.

(4)	Mr. Ng served as Chief Financial Officer from March 1999 to September 2001.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

     The following table provides information about the number of aggregated option exercises during the last fiscal year and value of options held by the Company’s executive officers at December 31, 2001:

			Number of Securities
			Underlying		Value of Unexercised
			Unexercised Options at		In-the-Money Options
			Fiscal Year-End(#)		At Fiscal Year-End ($)(1)

	Shares
	Acquired
	on	Value
Name	Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable

David A. Schwedel	—	—	725,000	180,000	21,000	—
Edward H. Codispoti(2)	—	—	10,500	52,000	1,620	6,480
Kenbian A. Ng(3)	—	—	76,000	—	—	—

(1)	The option value is based on the difference between the fair market value of the shares on December 31, 2001, which was $0.51 per share, and the option exercise price per share, multiplied by the number of shares of Common Stock subject to the option.

(2)	Mr. Codispoti served as Senior Vice President, Finance and Principal Accounting Officer from September 2001 to March 2002.

(3)	Mr. Ng served as Chief Financial Officer from March 1999 to September 2001.

Employment Contracts

     David A. Schwedel, Chief Executive Officer, has an employment agreement with the Company effective on January 1, 1999. Under the agreement, the Company will pay Mr. Schwedel a minimum annual salary of $265,000 during each of the years ended December 31, 2002, 2003 and 2004. In the event that he is terminated without cause, Mr. Schwedel will receive his base salary, benefits, vesting of outstanding stock options through December 31, 2004 and a bonus amount pro-rated for the current year of employment. Upon a change in control, Mr. Schwedel is entitled to a lump sum payment equal to $600,000 after deducting applicable income and payroll taxes. Following a change in control, if Mr. Schwedel’s employment is terminated without cause or for good reason, the Company shall pay to Mr. Schwedel a bonus amount pro-rated for the current year employment and a lump sum payment equal to three times the prior year’s total cash compensation including the value of fringe benefits. All of Mr. Schwedel’s options shall vest immediately upon a change in control.

Stock Option Plans

     1996 Incentive Stock Option Plan. The Company’s 1996 Incentive Stock Option plan, as amended, allows the Company to issue, in the aggregate, options for up to 900,000 shares of the Company’s Common Stock to selected employees. The options may be exercised at a price that is the greater of one dollar per share, the fair market value of the Common Stock on the date of grant, or the book value per share on the date of grant. Each option is 100% vested as of the date of the grant and expires on the fifth anniversary of the date of grant unless terminated earlier. As of March 28, 2002, 710,000 options had been awarded and 290,000 were outstanding under the 1996 Incentive Stock Option Plan.

     Amended and Restated 1997 Stock Option Plan. The Company’s Amended and Restated Plan, allows the Company to issue, in the aggregate, options for up to 4,000,000 shares of the Company’s Common Stock to selected employees, directors or consultants of the Company. The options may be exercised at a price that is the greater of thirty-three cents per share or the fair market value of the Common Stock on the date of grant. In general, options have vesting terms of 4 to 5 years and expire 5 years after date of grant. As of March 28, 2002, 4,803,685 options had been awarded and 1,999,335 options were outstanding under the Amended and Restated 1997 Incentive Stock Option Plan.

Performance Graph

     The following graph compares the cumulative total shareholder return on the Company’s Common Stock between February 4, 1998 (the date the Company’s Common Stock commenced public trading) and December 31, 2001, with the cumulative total shareholder return of companies comprising the Nasdaq Stock Market (U.S.) Index, the JP Morgan Hambrecht & Quist Internet Index and the JP Morgan Hambrecht & Quist Computer Software Index. The graph assumes an initial investment of $100 and reinvestment of all dividends.

COMPARISON OF 47-MONTH CUMULATIVE TOTAL RETURN*
AMONG MAREX, INC., THE NASDAQ STOCK MARKET (U.S.) INDEX,
THE JP MORGAN H & Q INTERNET INDEX
AND THE JP MORGAN H & Q COMPUTER SOFTWARE INDEX

Comparison of 47-month Cumulative Total Returns*

		Year Ended	Year Ended	Year Ended	Year Ended
	February 4,	December 31,	December 31,	December 31,	December 31,
Company/Index	1998	1998	1999	2000	2001

Marex, Inc.	$100	$659	$531	$172	$31

Nasdaq Stock Market
(U.S.) Index	100	132	245	147	117

JP Morgan Hambrecht &
Quist Internet Index	100	219	758	292	188

JP Morgan Hambrecht &
Quist Computer
Software Index	100	120	274	205	134

*  Reflects $100 invested on February 4, 1998 in Marex, Inc. stock and each index, including reinvestment of dividends.

_______________________

PROPOSAL NO. 2

RATIFICATION OF THE APPOINTMENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     The Audit Committee has the responsibility to recommend to the Board annually, and at other appropriate times, the selection, retention or termination of the Company’s independent certified public accountants. The Audit Committee has appointed Kaufman, Rossin & Co., P.A. to audit and express an opinion on the Company’s financial statements for 2002, and this firm has advised the Company that it is willing to serve. The Board has approved this appointment, and the shareholders are being asked to ratify this selection. Representatives of Kaufman, Rossin & Co., P.A. are expected to be present at the Annual Meeting, will have the opportunity to make a statement at the Annual Meeting if they desire to do so and are expected to be available to respond to appropriate questions.

Audit Fees

     The aggregate fees billed for professional services rendered by Arthur Andersen LLP for its audit of the Company’s annual financial statements for the year ended December 31, 2001 and for its reviews of unaudited quarterly financial statements contained in the reports on Form 10-Q filed by the Company during the year amounted to $43,060.

All Other Fees

     The aggregate fees billed for all services rendered by Arthur Andersen LLP other than the audit fees described above, during the year ended December 31, 2001 amounted to $5,700. Arthur Andersen LLP did not provide any financial systems design or implementation fees during the year. The Company’s Audit Committee did consider whether Arthur Andersen LLP’s provision of such non-audit-related services was compatible with maintaining the independence of Arthur Andersen LLP and concluded that it was compatible with maintaining such independence.

     THE BOARD RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF KAUFMAN, ROSSIN & CO., P.A.

____________________

SHAREHOLDER PROPOSALS

     As of the date of this proxy statement, the Company knows of no business that will be presented for consideration at the annual meeting other than the items referred to above. If any other matter is properly brought before the meeting for action by shareholders, proxies in the enclosed form returned to the Company will be voted in accordance with the recommendation of the Board of Directors or, in the absence of such a recommendation, in accordance with the judgment of the proxy holder.

     Under the Company’s bylaws, no business may be brought before an annual meeting unless it is specified in the notice of the meeting (which includes shareholder proposals that the Company is required to include in its proxy statement pursuant to Rule 14a-8 under the Exchange Act) or is otherwise brought before the meeting by or at the discretion of the Board or by a shareholder entitled to vote who has delivered notice to the Company (containing certain information specified in the bylaws) not less than 60 or more than 90 days prior to the meeting date. These requirements are separate from and in addition to the Securities and Exchange Commission’s requirements that a shareholder must meet in order to have a shareholder proposal included in the Company’s proxy statement.

     Shareholders interested in submitting a proposal for inclusion in the proxy materials for the Company’s annual meeting of shareholders in 2003 may do so by following the procedures prescribed in Rule 14a-8. To be eligible for inclusion, shareholder proposals must be received by the Company’s Corporate Secretary no later than December 31, 2002. All proposals and nominations should be directed to the Corporate Secretary, Marex, Inc., 5835 Blue Lagoon Drive, 4th Floor, Miami, Florida 33126. It is urged that any shareholder proposals or nominations be sent certified mail, return-receipt requested.

ANNUAL REPORT

     The Company’s 2001 Annual Report to shareholders, including financial statements for the year ended December 31, 2001, is being distributed to all shareholders of the Company together with this Proxy Statement, in satisfaction of the requirements of the SEC. Additional copies of such report are available upon request. Such requests should be directed to Investor Relations, Marex, Inc., 5835 Blue Lagoon Drive, 4th Floor, Miami, Florida 33126.

OTHER MATTERS

     The Company is not aware of any matters that may be presented for action by the shareholders at the Annual Meeting other than those set forth above. If any other matter shall properly come before the Annual Meeting, the persons named in the accompanying form of proxy intend to vote thereon in accordance with their best judgment.

     SHAREHOLDERS ARE URGED TO IMMEDIATELY MARK, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED, TO WHICH NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES.

By Order of the Board of Directors,

/s/ David A. Schwedel DAVID A. SCHWEDEL Chairman of the Board of Directors and Chief Executive Officer

April 30, 2002
Miami, Florida

MAREX, INC.

Annual Meeting of Shareholders—June 5, 2002

P R O X Y	THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned shareholder of MAREX, INC. does hereby nominate, constitute and appoint David A. Schwedel, the true and lawful proxy, agent and attorney of the undersigned, with full power of substitution, to vote for the undersigned all of the Common Stock or Preferred Stock of said corporation standing in the name of the undersigned at the close of business on March 28, 2002 at the Annual Meeting of Shareholders to be held at the Sonesta Hotel & Suites Coconut Grove, 2889 McFarlane Road, Coconut Grove, Florida 33133, on June 5, 2002 at 10:00 a.m. or at any adjournment or postponement thereof, with all of the powers which would be possessed by the undersigned if personally present as follows on the reverse side.

SEE		SEE
REVERSE	CONTINUED AND TO BE SIGNED ON REVERSE SIDE	REVERSE
SIDE		SIDE

☒    Please mark votes as in this example.

IF NO CONTRARY INSTRUCTION IS INDICATED, THIS PROXY WILL BE VOTED FOR ALL DIRECTOR NOMINEES AND FOR THE PROPOSALS.

1.	Election of Directors. Nominees:	3.		In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

	David A. Schwedel Clifford Grossman Jeffrey Peck		NOTE:	Please sign name exactly as your name (or names) appears hereon. When signing as attorney, executor, administrator, trustee or guardian please give full title. If more than one trustee, all should sign. All joint owners must sign.

	☐ For all nominees listed, except as marked			Signature: Date:

	☐ Withhold authority to vote for all nominees listed			Signature: Date:

	TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE STRIKE A LINE THROUGH THAT NOMINEE’S NAME			PLEASE FILL IN, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES

2.	Proposal to ratify the appointment of Kaufman, Rossin & Co., P.A. as independent certified public accountants for the year ending December 31, 2002.

FOR AGAINST ABSTAIN ☐ ☐ ☐